                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
                                       AT
                              $21.50 NET PER SHARE
                                       BY
                       TRANSPORTATION ACQUISITION I CORP.
                                     AND BY
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, MARCH 3, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                February 3, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated February 3, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Transportation Acquisition I Corp. ("Acquisition"), a newly formed Delaware corporation, and Transportation Technologies Industries, Inc., a Delaware corporation (the "Company" and, together with Acquisition, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $21.50 per Share, net to the seller in cash, without interest thereon (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer. The Offer is a joint tender offer by Acquisition and the Company to purchase at the Offer Price all Shares tendered pursuant to the Offer, with Acquisition agreeing to pay for and purchase no fewer than the first 2,750,000 Shares tendered pursuant to the Offer and the Company agreeing to pay for and purchase all Shares tendered pursuant to the Offer in excess of the Shares paid for and purchased by Acquisition. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

       1. The Offer Price is $21.50 per Share, net to you in cash without interest.

       2.  The Offer is being made for all outstanding Shares.

       3. The Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee (as defined in the Offer to Purchase), has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each, as defined in the Offer to Purchase), has determined that the Offer and the Merger are advisable, fair to, and in the best interests of, the Company's stockholders (other than Acquisition, the Continuing Stockholders (as defined in the Offer to Purchase) and their respective affiliates) and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

       4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 3, 2000, unless the Offer is extended.

       5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which would result in Acquisition owning a majority of the outstanding Shares on a fully-diluted basis after giving effect to the repurchase of Shares by the Company in the Offer. The Offer is also subject to other conditions set forth in the Offer to Purchase.

       6. Any stock transfer taxes applicable to the sale of Shares to the Purchasers pursuant to the Offer will be paid by the Purchasers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, the Purchasers are not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchasers by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the opposite side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 3, 2000 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the Offer by Transportation Acquisition I Corp. ("Acquisition"), a Delaware corporation, and Transportation Technologies Industries, Inc., a Delaware corporation (the "Company", and together with Acquisition, the "Purchasers"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $21.50 per Share, net to the seller in cash, without interest thereon (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

       Number of Shares to be Tendered: ___ Shares*
       Dated: _______________

                                              ----------------------------------

                                              ----------------------------------
                                                         Signature(s)

                                              ----------------------------------
                                                        Print Name(s)

                                              ----------------------------------

                                              ----------------------------------
                                                      Print Address(es)

                                              ----------------------------------
                                              Area Code and Telephone Number(s)

                                              ----------------------------------
                                                 Tax Identification or Social
                                                      Security Number(s)

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.